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                                                                  EXHIBIT (a)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                (INCLUDING THE ASSOCIATED STOCK PURCHASE RIGHTS)
                                       OF

                                 GRIST MILL CO.
                                       AT

                              $14.50 NET PER SHARE
                                       BY

                         IHF/GM ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                         INTERNATIONAL HOME FOODS, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON MONDAY, APRIL 13, 1998 UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated March 17, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by IHF/GM Acquisition Corporation, a Delaware corporation ("Purchaser"), a direct wholly owned subsidiary of IHF/GM Holding Corporation, a Delaware corporation, and an indirect wholly owned subsidiary of International Home Foods, Inc., a Delaware corporation, to purchase all outstanding shares of common stock ("Common Stock"), par value $0.10 per share, including the associated stock purchase rights (the "Rights," and together with the shares of Common Stock, the "Shares"), of Grist Mill Co., a Delaware corporation (the "Company"), at a purchase price of $14.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. Holders who desire to tender Shares pursuant to the Offer and whose certificates for such Shares (the "Certificates") are not immediately available or the procedures for book-entry transfer set forth in the Offer to Purchase cannot be completed on a timely basis or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) may nevertheless tender their Shares according to the guaranteed delivery procedures set forth under "Procedure of Tendering Shares Guaranteed Delivery" in the Offer to Purchase.

     We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

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     Please note the following:

          1. The offer price is $14.50 per Share, net to the seller in cash.

          2. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which would represent, on a fully-diluted basis, at least a majority of the outstanding Shares. See "Introduction," "Terms of the Offer" and "Certain Conditions of the Offer" in the Offer to Purchase.

          3. The Offer is being made for all outstanding Shares.

          4. Tendering Stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager (as defined in the Offer to Purchase), the Depositary or the Information Agent (as defined in the Offer to Purchase) or, except as set forth in Instruction 6 to the Letter of Transmittal, transfer taxes on the sale of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of, and "IMPORTANT TAX INFORMATION" in, the Letter of Transmittal.

          5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, April 13, 1998, unless extended. See "Terms of the Offer" in the Offer to Purchase.

          6. The Board of Directors of the Company has unanimously (A) determined that each of the Transaction Documents (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase), is fair to and in the best interests of the Company and the holders of shares of Common Stock,
     (B) approved the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, including the Offer and the Merger, such approval constituting approval thereof for purposes of Section 203 of the Delaware General Corporation Law, as amended, and (C) recommended acceptance of the Offer and, if required, adoption of the Merger Agreement by the holders of shares of Common Stock.

          7. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to, such Shares and a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with all required signature guarantees, or in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and all other documents required by the Letter of Transmittal. See "Procedure for Tendering Shares" in the Offer to Purchase.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in the instruction form. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

THE OFFER IS MADE SOLELY BY THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL AND IS BEING MADE TO ALL HOLDERS OF SHARES.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such actions as it may deem necessary to make the Offer in any jurisdiction (including, without limitation, the extension of the Offer).

     In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by Chase Securities Inc. or one or more registered brokers or dealers that are licensed under the laws of such jurisdictions.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                (INCLUDING THE ASSOCIATED STOCK PURCHASE RIGHTS)
                                       OF
                                 GRIST MILL CO.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated March 17, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by IHF/GM Acquisition Corporation, a Delaware corporation ("Purchaser"), a direct wholly owned subsidiary of IHF/GM Holding Corporation, a Delaware corporation, and an indirect wholly owned subsidiary of International Home Foods, Inc., a Delaware corporation, to purchase all outstanding shares of common stock ("Common Stock"), par value $0.10 per share, including the associated stock purchase rights ( the "Rights" and together with the shares of Common Stock, the "Shares"), of Grist Mill Co., a Delaware corporation, at a purchase price of $14.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                        NUMBER OF SHARES TO BE TENDERED:

                                          SHARES

Date: ____________________, 1998

                                   SIGN HERE

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                                  Signature(s)

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                             Print or Type Name(s)

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                       Area Code and Telephone Number(s)

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              Taxpayer Identification or Social Security Number(s)

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